Exhibit 99.1

Reddit Announces Third Quarter 2025 Results

Daily Active Uniques (“DAUq”) increased 19% year-over-year to 116.0 million
Revenue grew 68% year-over-year to $585 million
Gross margin expanded year-over-year to 91.0%
Net income of $163 million, 28% of revenue. Diluted EPS of $0.80
Adjusted EBITDA1 of $236 million, 40% of revenue
Operating cash flow of $185 million
Fully diluted shares of 206.1 million, down both sequentially and year-over-year

SAN FRANCISCO, Calif. – October 30, 2025 – Reddit, Inc. (NYSE: RDDT) today announced financial results for the quarter ended September 30, 2025. Reddit’s complete financial results and management commentary can be found in its shareholder letter on Reddit’s Investor Relations website at https://investor.redditinc.com.

“Reddit provides something rare on the Internet,” said Steve Huffman, Reddit Co-Founder and CEO.
“444 million people come here each week for authentic conversations they can’t find anywhere else, and increasingly, for engagement with brands, institutions and publishers.”

•Total revenue increased 68% year-over-year to $585 million, Ad revenue increased 74% year-over-year to $549 million, and Other revenue increased 7% year-over-year to $36 million
•Gross margin was 91.0%, an improvement of 90 basis points from the prior year
•Net income was $163 million, an improvement of $133 million from the prior year
•Adjusted EBITDA1 was $236 million, an improvement of $142 million from the prior year
•Operating cash flow was $185 million, an improvement of $114 million from the prior year
•Free Cash Flow1 was $183 million, an improvement of $113 million from the prior year
•Basic and diluted earnings per share (“EPS”) were $0.87 and $0.80, respectively
•Total fully diluted shares outstanding were 206.1 million as of September 30, 2025, down 0.2% from the prior quarter and down 0.1% from the prior year

Third Quarter 2025 Financial Highlights

	Three months ended September 30,
(in millions, except percentages and per share amounts; unaudited)	2025	2024	% Change
Revenue	$585	$348	68%
U.S.	$480	$288	67%
International	$105	$60	74%

GAAP gross margin	91.0%	90.1%

Net income	$163	$30
Net margin	27.8%	8.6%
Net income per share
Basic	$0.87	$0.18
Diluted	$0.80	$0.16
Adjusted EBITDA*	$236	$94
Adjusted EBITDA margin*	40.3%	27.0%

Net cash provided by (used in) operating activities	$185	$72
Free Cash Flow*	$183	$70

Cash, cash equivalents, and marketable securities	$2,226
*The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.

Financial Outlook
The guidance provided below is based on Reddit’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in Reddit’s reports on file with the Securities and Exchange Commission (the “SEC”). Reddit undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law.

As we look ahead, we will share our internal thoughts on revenue and Adjusted EBITDA for the fourth quarter.

In the fourth quarter of 2025, we estimate:

•Revenue in the range of $655 million to $665 million
•Adjusted EBITDA2 in the range of $275 million to $285 million

Earnings Conference Call Information and Community Update
Reddit will host a conference call to discuss the results for the third quarter of 2025 on Thursday, October 30, 2025, at 2:00 p.m. PT / 5:00 p.m. ET. A live webcast of the call can be accessed on Reddit’s Investor Relations website at https://investor.redditinc.com and investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/. A replay of the webcast and transcript will be available on the same websites following the conclusion of the conference call.

Reddit will solicit questions from the community in the investor relations subreddit, r/RDDT, at https://www.reddit.com/r/RDDT/ on Thursday, October 30, 2025, after the market closes, and post responses following the earnings call at Reddit’s Investor Relations website at https://investor.redditinc.com and r/RDDT at https://www.reddit.com/r/RDDT/.

Reddit uses the investor relations page on its website https://investor.redditinc.com, as well as the subreddits r/RDDT and r/reddit, available at https://www.reddit.com/r/RDDT/ and https://www.reddit.com/r/reddit/, respectively, as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.

Notes
1 The definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow can be found in the Use of Non-GAAP Financial Measures section of this release. A reconciliation of non-GAAP financial measures to the most directly comparable U.S. GAAP measure can be found on pages 10-11.
2 We have not provided a reconciliation to the forward-looking U.S. GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding U.S. GAAP guidance measures is not available without unreasonable effort.

About Reddit
Reddit is a community of communities. It’s built on shared interests, passion, and trust, and is home to the most open and authentic conversations on the internet. Every day, Reddit users submit, vote, and comment on the topics they care most about. With 100,000+ active communities and 116 million daily active unique visitors, Reddit is one of the internet’s largest sources of information. For more information, visit www.redditinc.com.

Investor Relations Jesse Rose ir@reddit.com	Media Relations Gina Antonini press@reddit.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Reddit's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Reddit's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Reddit’s future financial and operating performance and GAAP and non-GAAP guidance. Reddit's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in documents that Reddit files with the SEC from time to time, including Reddit’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is being filed with the SEC at or around the date hereof. The forward-looking statements in this release are based on information available to Reddit as of the date hereof, and Reddit undertakes no obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
We define a daily active unique (“DAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a 24-hour period. Average DAUq for a particular period is calculated by adding the number of DAUq on each day of that period and dividing that sum by the number of days in that period.

We define a weekly active unique (“WAUq”) as a user whom we can identify with a unique identifier who has visited a page on the Reddit website, www.reddit.com, or opened a Reddit application at least once during a trailing seven-day period. Average quarterly WAUq for a particular period is calculated by adding the number of WAUq on each day of that period and dividing that sum by the number of days in that period.

We define average revenue per unique (“ARPU”) as quarterly revenue in a given geography divided by the average DAUq in that geography. For the purposes of calculating ARPU, advertising revenue in a given geography is based on the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity, while other revenue in a given geography is based on the billing address of the customer.

Use of Non-GAAP Financial Measures
We use certain non-GAAP financial measures to supplement our consolidated financial statements, which are presented in accordance with U.S. GAAP, to evaluate our core operating performance. These non-GAAP financial measures include Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, and Free Cash Flow margin. We use these non-GAAP financial measures to facilitate reviews of our operational performance and as a basis for strategic planning. By excluding certain items that are non-recurring or not reflective of the performance of our normal course of business, we believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow investors to supplement their understanding of our financial trends and evaluate our ongoing and future performance in the same manner as management. However, there are a number of limitations related to the use of non-GAAP financial measures as they reflect the exercise of judgment by our management about which expenses are included or excluded in determining these non-GAAP measures. These non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Reddit encourages investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate Reddit’s business. We have not provided a reconciliation to the forward-looking GAAP equivalent measures for our non-GAAP guidance due to uncertainty regarding, and the potential variability of, reconciling items. Therefore, a reconciliation of these non-GAAP guidance measures to their corresponding GAAP guidance measures is not available without unreasonable effort.

Adjusted EBITDA is defined as net income (loss) excluding interest (income) expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense and related taxes, other (income) expense, net, and certain other non-recurring or non-cash items impacting net income (loss) that we do not consider indicative of our ongoing business performance. Other (income) expense, net consists primarily of realized gains and losses on sales of marketable securities, foreign currency transaction gains and losses, and other income and expense that are not indicative of our core operating performance. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. We consider the exclusion of certain non-recurring or non-cash items in calculating Adjusted EBITDA and Adjusted EBITDA margin to provide a useful measure for investors and others to evaluate our operating results in the same manner as management.

Free Cash Flow represents net cash provided by (used in) operating activities less purchases of property and equipment. Free Cash Flow margin is defined as Free Cash Flow divided by revenue. We believe that Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities.

Reddit, Inc. Key Operating Metrics by Geography (in millions, except percentages and ARPU) (unaudited)

	Three months ended September 30,			Nine months ended September 30,
	2025	2024	% Change	2025	2024	% Change
Revenue: Global	$585.0	$348.4	68%	$1,477.0	$872.5	69%
Revenue: U.S.	$479.7	$288.0	67%	$1,202.4	$715.8	68%
Revenue: International	$105.3	$60.4	74%	$274.6	$156.7	75%

	Three months ended September 30,
	2025	2024	% Change
DAUq: Global	116.0	97.2	19%
DAUq: U.S.	51.6	48.2	7%
DAUq: International	64.4	49.0	31%

Logged-in DAUq: Global	50.2	44.1	14%
Logged-in DAUq: U.S.	23.1	21.5	7%
Logged-in DAUq: International	27.1	22.7	19%

Logged-out DAUq: Global	65.8	53.1	24%
Logged-out DAUq: U.S.	28.5	26.7	7%
Logged-out DAUq: International	37.3	26.3	42%

WAUq: Global	443.8	365.4	21%
WAUq: U.S.	187.8	178.0	6%
WAUq: International	256.0	187.4	37%

ARPU: Global	$5.04	$3.58	41%
ARPU: U.S.	$9.04	$5.88	54%
ARPU: International	$1.84	$1.32	39%

Reddit, Inc. Consolidated Balance Sheets (in thousands) (unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$911,653	$562,092
Marketable securities	1,314,170	1,278,717
Accounts receivable, net	487,634	349,534
Prepaid expenses and other current assets	56,122	33,058
Total current assets	2,769,579	2,223,401
Property and equipment, net	12,936	12,652
Operating lease right-of-use assets, net	22,469	23,249
Intangible assets, net	18,000	25,424
Goodwill	42,174	42,174
Other noncurrent assets	11,218	9,695
Total assets	$2,876,376	$2,336,595

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$73,053	$45,423
Operating lease liabilities	6,872	6,137
Accrued expenses and other current liabilities	148,400	124,464
Total current liabilities	228,325	176,024
Operating lease liabilities, noncurrent	18,162	20,565
Other noncurrent liabilities	19,226	9,257
Total liabilities	265,713	205,846
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	14	12
Class B common stock	5	5
Class C common stock	—	—
Additional paid-in capital	3,529,552	3,331,546
Accumulated other comprehensive income (loss)	3,812	24
Accumulated deficit	(922,720)	(1,200,838)
Total stockholders’ equity (deficit)	2,610,663	2,130,749
Total liabilities and stockholders’ equity (deficit)	$2,876,376	$2,336,595

Reddit, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$584,911	$348,351	$1,476,899	$872,498
Costs and expenses:
Cost of revenue	52,509	34,633	135,498	91,750
Research and development	196,379	166,701	584,260	746,508
Sales and marketing	128,707	74,510	340,011	270,063
General and administrative	68,774	65,653	206,974	377,617
Total costs and expenses	446,369	341,497	1,266,743	1,485,938
Income (loss) from operations	138,542	6,854	210,156	(613,440)
Other income (expense), net	22,035	22,968	63,716	58,246
Income (loss) before income taxes	160,577	29,822	273,872	(555,194)
Income tax expense (benefit)	(2,086)	(31)	(4,246)	118
Net income (loss)	$162,663	$29,853	$278,118	$(555,312)
Net income (loss) per share attributable to Class A and Class B common stock
Basic	$0.87	$0.18	$1.50	$(4.12)
Diluted	$0.80	$0.16	$1.38	$(4.12)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	188,041,632	169,169,922	185,178,360	134,723,892
Diluted	202,727,809	192,322,916	201,659,094	134,723,892

Reddit, Inc. Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$162,663	$29,853	$278,118	$(555,312)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,900	3,969	11,797	11,482
Non-cash operating lease cost	1,537	1,453	4,519	4,041
Amortization of premium (accretion of discount) on marketable securities, net	(6,779)	(12,393)	(22,354)	(31,884)
Stock-based compensation expense	83,518	74,758	258,002	716,532
Other adjustments	709	(4,665)	668	(4,039)
Changes in operating assets and liabilities:
Accounts receivable	(80,997)	(44,108)	(138,754)	(38,914)
Prepaid expenses and other assets	2,934	8,416	(23,424)	(11,766)
Operating lease right-of-use assets and liabilities	(2,038)	(1,378)	(5,407)	(2,688)
Accounts payable	7,995	442	26,940	16,484
Accrued expenses and other liabilities	11,717	15,275	33,963	28,135
Net cash provided by (used in) operating activities	$185,159	$71,622	$424,068	$132,071

Cash flows from investing activities
Purchases of property and equipment	(2,058)	(1,353)	(3,542)	(5,406)
Purchases of marketable securities	(544,101)	(428,225)	(1,605,404)	(1,425,737)
Maturities of marketable securities	563,460	447,302	1,581,054	1,043,361
Proceeds from sale of marketable securities	—	—	12,372	—
Cash paid for acquisitions, net of cash acquired	—	(17,137)	—	(17,137)
Other investing activities	(788)	7,356	2,455	7,329
Net cash provided by (used in) investing activities	$16,513	$7,943	$(13,065)	$(397,590)

Cash flows from financing activities
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	—	—	600,022
Proceeds from exercise of employee stock options	6,013	38,001	20,500	62,933
Taxes paid related to net share settlement of restricted stock units	(28,595)	(65,800)	(80,495)	(268,106)
Payments of initial public offering costs	—	(2,162)	—	(8,500)
Other financing activities	(1,497)	(1,661)	(1,497)	(6,111)
Net cash provided by (used in) financing activities	$(24,079)	$(31,622)	$(61,492)	$380,238

Net increase (decrease) in cash, cash equivalents, and restricted cash	177,593	47,943	349,511	114,719
Cash, cash equivalents, and restricted cash at the beginning of the period	734,060	468,002	562,142	401,226
Cash, cash equivalents, and restricted cash at the end of the period	$911,653	$515,945	$911,653	$515,945

Cash and cash equivalents	911,653	515,895	911,653	515,895
Restricted cash	—	50	—	50
Total cash, cash equivalents, and restricted cash	$911,653	$515,945	$911,653	$515,945

Reddit, Inc. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$162,663	$29,853	$278,118	$(555,312)
Add (deduct):
Interest (income) expense, net	(22,305)	(21,155)	(63,775)	(57,543)
Income tax expense (benefit)	(2,086)	(31)	(4,246)	118
Depreciation and amortization	3,900	3,969	11,797	11,482
Stock-based compensation expense and related taxes	93,565	83,326	296,074	745,635
Other (income) expense, net	270	(1,813)	59	(703)
Adjusted EBITDA	$236,007	$94,149	$518,027	$143,677
Net margin	27.8%	8.6%	18.8%	(63.6)%
Adjusted EBITDA margin	40.3%	27.0%	35.1%	16.5%

Reddit, Inc. Reconciliation of Free Cash Flow and Free Cash Flow Margin (in thousands, except percentages) (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$185,159	$71,622	$424,068	$132,071
Less:
Purchases of property and equipment	(2,058)	(1,353)	(3,542)	(5,406)
Free Cash Flow	$183,101	$70,269	$420,526	$126,665
Operating cash flow margin	31.7%	20.6%	28.7%	15.1%
Free Cash Flow margin	31.3%	20.2%	28.5%	14.5%